Exhibit 1.2

8,500,000 Shares of Common Stock

CYPRESS SHARPRIDGE INVESTMENTS, INC.

UNDERWRITING AGREEMENT

June [—], 2009

Barclays Capital Inc.

As Representative of the several

Underwriters referred to below

c/o Barclays Capital Inc.

745 Seventh Avenue, New York, New York 10019

Ladies/Gentlemen:

Cypress Sharpridge Investments, Inc., a corporation organized and existing under the laws of Maryland (the “Company”), which is externally managed and advised by Cypress Sharpridge Advisors LLC, a limited liability company organized and existing under the laws of Delaware (the “Manager”), proposes, subject to the terms and conditions stated herein, to issue and sell to the several underwriters named in Schedule I hereto (the “Underwriters”) an aggregate of 8,500,000 shares (the “Firm Shares”) of its Common Stock, par value $0.01 per share (the “Common Stock”). At the option of the Underwriters, the Company also proposes to issue and sell to the Underwriters up to an additional 1,275,000 shares of Common Stock (the “Additional Shares” and together with the Firm Shares, the “Shares”). Barclays Capital Inc. is acting as the sole book-running manager (the “Representative”) in connection with the offering and sale of the Shares contemplated herein (the “Offering”).

It is understood that approximately [—] Firm Shares (the “Directed Shares”) will initially be reserved by the several Underwriters for offer and sale upon the terms and conditions to be set forth in the Pricing Prospectus (defined below) and in accordance with the rules and regulations of the Financial Industry Regulatory Authority (“FINRA”) to certain eligible directors and officers of the Company, employees of Sharpridge Capital Management, L.P. and Cypress Advisors, Inc., family members of the foregoing, persons having business relationships with the Company and certain other parties as designated by the Company (collectively, the “DSP Participants”) who have heretofore delivered to Barclays Capital Inc., as agent (the “Barclays Capital Inc.”), offers or indications of interest to purchase Firm Shares in form satisfactory to Barclays Capital Inc. (such program, the “Directed Share Program”) and that any allocation of such Firm Shares among such persons will be made in accordance with timely directions received by Barclays Capital Inc. from the Company; provided that under no circumstances will Barclays Capital Inc. or any Underwriter be liable to the Company or to any such person for any action taken or omitted in good faith in connection with such Directed Share Program. It is further understood that any Directed Shares not affirmatively reconfirmed for purchase by any DSP Participant by [7:30] A.M., New York City time, on the first business day following the date hereof or otherwise are not purchased by such persons will be offered by the Underwriters to the public upon the terms and conditions set forth in the Prospectus (defined below). The Company has supplied Barclays Capital Inc. with the names, addresses and telephone numbers of the DSP Participants. It is understood that any number of those so designated to participate in the Directed Share Program may decline to do so.

1. Representations and Warranties Regarding the Company. The Company and the Manager, jointly and severally, represent and warrant to, and agree with, each of the Underwriters that:

(a) The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement under the Securities Act of 1933, as amended (the “Securities Act”), relating to the Shares, on Form S-11 (No. 333-142236) (the initial filing and all pre-effective amendments thereto collectively being referred to as the “Initial Registration Statement”); and, based on verbal advice from the Commission, such Initial Registration Statement, and any post-effective amendment thereto, each in the form previously delivered to you, have been declared effective by the Commission, in such form. Other than a registration statement, if any, increasing the size of the Offering (a “Rule 462(b) Registration Statement”) filed pursuant to Rule 462(b) under the Securities Act, which will become effective upon filing, no other document with respect to the Initial Registration Statement has heretofore been filed with the Commission. The various parts of the Initial Registration Statement and the 462(b) Registration Statement, if any, including all exhibits thereto and including the information contained in the form of final prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act in accordance with Section 5(a) hereof and deemed by virtue of Rule 430A or 430C under the Securities Act to be part of the Initial Registration Statement at the time it became effective under the Securities Act with respect to the Underwriters, each as amended at the time such part of the Initial Registration Statement or Rule 462(b) Registration Statement, if any, became or hereafter becomes effective under the Securities Act with respect to the Underwriters, are hereafter collectively referred to as the “Registration Statement.” No stop order suspending the effectiveness of the Initial Registration Statement, any post-effective amendment thereto or the Rule 462(b) Registration Statement, if any, has been issued and no proceeding for that purpose has been initiated or, to the knowledge of the Company or the Manager, threatened by the Commission.

The final prospectus relating to the Shares, in the form first filed with the Commission pursuant to Rule 424(b) under the Securities Act, is hereafter referred to as the “Prospectus”. Any preliminary prospectus included in the Initial Registration Statement or filed with the Commission pursuant to Rule 424 under the Securities Act is hereafter referred to as a “Preliminary Prospectus;” and the Preliminary Prospectus relating to the Shares, as amended or supplemented immediately prior to the Applicable Time (as defined below), is hereafter referred to as the “Pricing Prospectus”. Any “issuer free writing prospectus” (as defined in Rule 433 under the Securities Act) relating to the Shares is hereafter referred to as an “Issuer Free Writing Prospectus”; and the Pricing Prospectus, as supplemented by the public offering price of the Shares, the number of Shares offered and the Issuer Free Writing Prospectuses, if any, attached and listed in Annex V hereto, taken together, are hereafter referred to collectively as the “Pricing Disclosure Package”. Any reference herein to any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any wrapper or supplement thereto prepared in connection with the distribution of the Shares in any jurisdiction.

The Company was not an “ineligible issuer” (as defined in Rule 405 under the Securities Act) as of the eligibility determination date for purposes of Rules 164 and 433 under the Securities Act with respect to the offering of the Shares contemplated hereby.

All references in this Agreement to the Registration Statement, any Preliminary Prospectus, Issuer Free Writing Prospectus or the Prospectus, or any amendments or supplements to any of the foregoing, shall be deemed to include any copy thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System, as supplemented by its Interactive Data Electronic Applications system.

(b) The Registration Statement complies and the Prospectus and any further amendments or supplements to the Registration Statement or the Prospectus will comply in all material respects with the applicable provisions of the Securities Act and the rules and regulations of the Commission thereunder (the “Rules and Regulations”). The Registration Statement did not and will not, as of the applicable effective date as to each part of the Registration Statement and any amendment thereof or supplement thereto, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any information contained in or omitted from the Registration Statement or any amendment thereof or supplement thereto in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter through the Representative specifically for use therein. The parties hereto agree that such information provided by or on behalf of any Underwriter through the Representative consists solely of the material referred to in Section 17 hereof.

(c) No order preventing or suspending the use of any Preliminary Prospectus or any Issuer Free Writing Prospectus has been issued by the Commission.

(d) For purposes of this Agreement, the “Applicable Time” is [•:•] p.m. (Eastern) on the date of this Agreement. The Pricing Disclosure Package, as of the Applicable Time, did not and, as of the Closing Date and the Additional Closing Date, if any (each as hereafter defined), will not, contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. Each Issuer Free Writing Prospectus complies in all material respects with the applicable provisions of the Securities Act and the Rules and Regulations. No representation and warranty is made in this Section 1(d) with respect to any information contained in or omitted from the Pricing Disclosure Package or any Issuer Free Writing Prospectus in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter through the Representative specifically for use therein. The parties hereto agree that such information provided by or on behalf of any Underwriter through the Representative consists solely of the material referred to in Section 17 hereof.

(e) The Prospectus, as of its filing date, and any amendment thereof or supplement thereto, did not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any information contained in or omitted from the Prospectus or any amendment thereof or supplement thereto in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter through the Representative specifically for use therein. The parties hereto agree that such information provided by or on behalf of any Underwriter through the Representative consists solely of the material referred to in Section 17 hereof.

(f) Deloitte & Touche LLP, who have certified the financial statements and supporting schedules and information of the Company and its subsidiaries that are included in the Registration Statement, the Pricing Prospectus or the Prospectus, are independent public accountants with respect to the Company as required by the Securities Act and the Rules and Regulations.

(g) Subsequent to the respective dates as of which information is given in the Registration Statement and the Pricing Prospectus, except as disclosed in the Pricing Prospectus, (i) the Company has not declared or paid any dividends, or made any other distribution of any kind, on or in respect of its capital stock, (ii) there has not been any change in the capital stock or any material change in the debt of the Company or any of its subsidiaries, each of which are listed in Exhibit A hereto (each, a “Subsidiary” and, collectively, the “Subsidiaries”), (iii) neither the Company nor any Subsidiary has sustained any material loss or interference with its business or properties from fire, explosion, flood, hurricane, accident or other calamity, whether or not covered by insurance, or from any labor dispute or any legal or governmental proceeding, and (iv) there has not been any material adverse change or any development involving a prospective material adverse change, whether or not arising from transactions in the ordinary course of business, in or affecting the business, general affairs, management, condition (financial or otherwise), results of operations or stockholders’ equity of the Company and the Subsidiaries, individually or taken as a whole (a “Material Adverse Change”). Since the date of the latest balance sheet included in the Registration Statement and the Pricing Prospectus, neither the Company nor any Subsidiary has incurred or undertaken any liabilities or obligations, whether direct or indirect, liquidated or contingent, matured or unmatured, or entered into any transactions, including any acquisition or disposition of any business or asset, which are material to the Company and the Subsidiaries, individually or taken as a whole, except for liabilities, obligations and transactions which are disclosed in the Pricing Prospectus.

(h) The Company has an authorized capitalization as set forth in the Pricing Prospectus, and all of the issued and outstanding shares of capital stock of the Company are fully paid and non-assessable and have been duly and validly authorized and issued in compliance with all applicable state, federal and foreign securities laws and not in violation of or subject to any preemptive or similar right that entitles any person to acquire from the Company or any Subsidiary any Common Stock or other equity security of the Company or any security convertible into, or exercisable or exchangeable for, Common Stock or any other such security (any “Relevant Security”), except for such rights as may have been fully satisfied or waived prior to the effectiveness of the Registration Statement. All of the issued shares of capital stock of or other ownership interests in each Subsidiary have been duly and validly authorized and issued and are fully paid and non-assessable and are owned directly or indirectly by the Company free and clear of any lien, charge, mortgage, pledge, security interest, claim, equity, trust or other encumbrance, preferential arrangement, defect or restriction of any kind whatsoever (any “Lien”).

(i) The Shares to be delivered on the Closing Date and the Additional Closing Date (as hereinafter defined), if any, have been duly and validly authorized and, when issued and delivered in accordance with this Agreement, will be duly and validly issued, fully paid and non-assessable, will have been issued in compliance with all applicable state, federal and foreign securities laws and will not have been issued in violation of or subject to any preemptive or similar right that entitles any person to acquire any Relevant Security from the Company. The Common Stock and the Shares conform to the descriptions thereof contained in the Registration Statement, the Pricing Prospectus and the Prospectus. Except as disclosed in the Pricing Prospectus, the Company has no outstanding warrants, options to purchase, or any preemptive rights or other rights to subscribe for or to purchase, or any contracts or commitments to issue or sell, any Relevant Security. Except as disclosed in the Pricing Prospectus, no holder of any Relevant Security has any rights to require registration under the Securities Act of any Relevant Security in connection with the offer and sale of the Shares contemplated hereby, and any such rights so disclosed have either been fully complied with by the Company or effectively waived by the holders thereof.

(j) The Subsidiaries are the only “subsidiaries” of the Company (within the meaning of Rule 405 under the Securities Act). The Company and each Subsidiary have been duly organized and validly exist as a corporation, partnership or limited liability company in good standing under the laws of their respective jurisdiction of organization. The Company and each Subsidiary are duly qualified to do business and are in good standing as a foreign corporation, partnership or limited liability company in each jurisdiction in which the character or location of their respective properties (owned, leased or licensed) or the nature or conduct of their respective business makes such qualification necessary, except for those failures to be so qualified or in good standing which (individually or in the aggregate) could not reasonably be expected to have a material adverse effect on (i) the business, general affairs, management, condition (financial or otherwise), results of operations, stockholders’ equity, properties or prospects of the Company and the Subsidiaries, taken as a whole; or (ii) the ability of the Company to consummate the Offering or any other transaction contemplated by this Agreement or the Pricing Prospectus (in each case, a “Material Adverse Effect”).

(k) The Company and each Subsidiary have all requisite power and authority, and all necessary consents, approvals, authorizations, orders, registrations, qualifications, licenses, filings and permits of, with and from all judicial, regulatory and other legal or governmental agencies and bodies and all third parties, foreign and domestic (collectively, the “Consents”), to own, lease and operate their respective properties and conduct their respective businesses as they are now being conducted and as disclosed in the Registration Statement and the Pricing Prospectus, and each such Consent is valid and in full force and effect, except in each case as could not reasonably be expected to have a Material Adverse Effect. Neither the Company nor any Subsidiary has received written notice of any investigation or proceedings which, if decided adversely to the Company or any such Subsidiary, as applicable, could reasonably be expected to result in the revocation of, or imposition of a materially burdensome restriction on, any such Consent.

(l) This Agreement has been duly and validly authorized, executed and delivered by the Company.

(m) The issue and sale of the Shares, the compliance by the Company with this Agreement and the consummation of the transactions herein contemplated do not and will not (i) conflict with or result in a breach or violation of any of the terms and provisions of, or constitute a default (or an event which with notice or lapse of time, or both, would constitute a default) under, or result in the creation or imposition of any Lien upon any property or assets of the Company or any Subsidiary pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement, instrument, franchise, license or permit to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary or their respective properties, operations or assets may be bound, or (ii) violate or conflict with any provision of the certificate or articles of incorporation, by-laws, certificate of formation, limited liability company agreement, partnership agreement or other organizational documents of the Company or any Subsidiary, or (iii) violate or conflict with any statute, law, rule, regulation, ordinance, directive, judgment, decree or order of any judicial, regulatory or other legal or governmental agency or body, domestic or foreign, except in the case of clauses (i) and (iii) as could not reasonably be expected to have a Material Adverse Effect.

(n) The form of certificates used to evidence the Shares complies in all material respects with all applicable statutory requirements and any requirements of the New York Stock Exchange (the “NYSE”) and with any applicable requirements of the charter, by-laws or other organizational documents of the Company and has been duly authorized and approved by the directors of the Company.

(o) No Consent of, with or from any judicial, regulatory or other legal or governmental agency or body or any third party, foreign or domestic, is required for the execution, delivery and performance of this Agreement or consummation of the transactions contemplated by this Agreement, except the registration under the Securities Act of the Shares and such consents as may be required under state securities or blue sky laws or the by-laws and rules of the FINRA in connection with the purchase and distribution of the Shares by the Underwriters, each of which has been obtained and is in full force and effect.

(p) Except as disclosed in the Registration Statement, the Pricing Prospectus and the Prospectus, there is no judicial, regulatory, arbitral or other legal or governmental proceeding or other litigation or arbitration, domestic or foreign, pending to which the Company or any Subsidiary is a party or of which any property, operations or assets of the Company or any Subsidiary is the subject which, individually or in the aggregate, if determined adversely to the Company or any Subsidiary could reasonably be expected to have a Material Adverse Effect; to the knowledge of the Company or the Manager, no such proceeding, litigation or arbitration is threatened or contemplated; and the defense of all such proceedings, litigation and arbitration against or involving the Company or any Subsidiary could not reasonably be expected to have a Material Adverse Effect.

(q) The financial statements, including the notes thereto, and the supporting schedules included in the Registration Statement, the Pricing Prospectus and the Prospectus present fairly, in all material respects, the financial position as of the dates indicated and the cash flows and results of operations for the periods specified of the Company and its consolidated subsidiaries; except as otherwise stated in the Registration Statement, the Pricing Prospectus and the Prospectus, said financial statements have been prepared in conformity with United States generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved; and the supporting schedules included in the Registration Statement, the Pricing Prospectus and the Prospectus present fairly, in all material respects, the information required to be stated therein. No other financial statements or supporting schedules are required to be included in the Registration Statement, the Pricing Prospectus or the Prospectus by the Securities Act or the Rules and Regulations. The other financial and statistical information included in the Registration Statement, the Pricing Prospectus and the Prospectus present fairly the information included therein and have been prepared on a basis consistent with that of the financial statements that are included in the Registration Statement, the Pricing Prospectus and the Prospectus and the books and records of the respective entities presented therein. All “non-GAAP financial measures” (as defined in Regulation G under the Rules and Regulations) included in the Registration Statement, the Pricing Prospectus or the Prospectus comply in all material respects with the requirements of Regulation G and Item 10 of Regulation S-K under the Rules and Regulations.

(r) The Second Amended and Restated Management Agreement, effective as of January 1, 2009, by and between the Company and the Manager (the “Management Agreement”), (i) has been duly and validly authorized by the Company, (ii) has been duly and validly executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company, enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law), (iii) has not been conflicted with or has not been breached or violated, and (iv) conforms to the descriptions thereof contained in the Registration Statement, the Pricing Prospectus and the Prospectus.

(s) The statistical, industry-related and market-related data included in the Registration Statement, the Pricing Prospectus and the Prospectus are based on or derived from sources which the Company reasonably and in good faith believes are reliable and accurate, and such data agree with the sources from which they are derived.

(t) The Common Stock has been registered pursuant to Section 12(b) of the Exchange Act. The shares of Common Stock have been approved for listing on the NYSE, and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or de-listing the Common Stock from the NYSE, nor has the Company received any notification that the Commission or the NYSE is contemplating terminating such registration or listing.

(u) The Company and its Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accounting for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(v) Since the date of the latest audited financial statements included in the Registration Statement, the Pricing Prospectus and the Prospectus, there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(w) The Company and the Manager have taken all necessary action to enable the Company, upon effectiveness of the Registration Statement, to be in compliance with the provisions of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) and the rules and regulations promulgated in connection therewith that are then in effect and with which the Company is then required to comply. There is and has been no failure on the part of the Company or any of its directors or officers, in their capacities as such, to comply with Section 402 of the Sarbanes-Oxley Act.

(x) Neither the Company nor any of its affiliates (within the meaning of Rule 144 under the Securities Act) has taken, directly or indirectly, any action which constitutes or is designed to cause or result in, or which could reasonably be expected to constitute, cause or result in, the stabilization or manipulation of the price of any security to facilitate the sale or resale of the Shares.

(y) Neither the Company nor any of its affiliates (within the meaning of Rule 144 under the Securities Act) has, prior to the date hereof, made any offer or sale of any securities which could be “integrated” (within the meaning of the Securities Act and the Rules and Regulations) with the offer and sale of the Shares pursuant to the Registration Statement.

(z) The statements set forth in the Registration Statement, the Pricing Prospectus and Prospectus under the caption “Description of Securities,” insofar as it purports to constitute a summary of the terms of the Common Stock, and under the captions “Shares Eligible for Future Sale,” “ Certain Provisions of the Maryland General Corporation Law and Our Charter and Bylaws,” “Federal Income Tax Consequences of Our Qualification as a REIT,” and “Underwriting,” insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate, complete and fair in all material respects.

(aa) Commencing with its initial taxable year ended December 31, 2006, the Company has been organized in conformity with the requirements for qualification and taxation as a real estate investment trust (a “REIT”) under the Internal Revenue Code of 1986, as amended (the “Code”), and the Company’s current and proposed method of operation as set forth in the Pricing Prospectus and the Prospectus will enable it to continue to meet the requirements for qualification and taxation as a REIT under the Code; and all statements regarding the Company’s qualification and taxation as a REIT and descriptions of the Company’s organization and current and proposed method of operation set forth in the Pricing Prospectus and the

Prospectus are true, complete and correct in all material respects. The Company has made a timely election to be subject to tax as a REIT pursuant to Sections 856 through 860 of the Code upon filing its federal income tax return for its taxable year ended December 31, 2006.

(bb) The Company is not and, at all times up to and including consummation of the transactions contemplated by this Agreement, and after giving effect to application of the net proceeds of the Offering as described in the Registration Statement, the Pricing Prospectus and the Prospectus, will not be, required to register as an “investment company” under the Investment Company Act of 1940, as amended (the “1940 Act”), and is not and will not be an entity “controlled” by an “investment company” within the meaning of such act.

(cc) Except as disclosed in the Registration Statement, the Pricing Prospectus and the Prospectus, there are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company or any Underwriter for a brokerage commission, finder’s fee or other like payment in connection with the transactions contemplated by this Agreement or, to the knowledge of the Company or the Manager, any arrangements, agreements, understandings or payments with respect to the Company or any of its officers, directors, shareholders, partners, employees, Subsidiaries or affiliates that may affect the Underwriters’ compensation as determined by the FINRA.

(dd) Each of the Company and its Subsidiaries owns or leases under valid, subsisting and enforceable leases all such properties as are necessary to the conduct of its business as presently operated and as proposed to be operated as described in the Registration Statement, the Pricing Prospectus and the Prospectus. Neither the Company nor any of the Subsidiaries owns any real property. The Company and the Subsidiaries have good and marketable title to all personal property owned by them free and clear of any and all Liens except such as are described in the Registration Statement, the Pricing Prospectus and the Prospectus or such as do not (individually or in the aggregate) materially affect the value of such property or materially interfere with the use made or proposed to be made of such property by the Company and the Subsidiaries. Neither the Company nor any Subsidiary has received any written notice of any claim adverse to its ownership of any property or of any claim against the continued possession of any property, whether owned or held under lease or sublease by the Company or any Subsidiary.

(ee) Each of the Company and its Subsidiaries (i) owns or possesses the right to use all patents, patent applications, trademarks, service marks, domain names, trade names, trademark registrations, service mark registrations, copyrights, licenses, formulae, customer lists, and know-how and other intellectual property (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures, “Intellectual Property”) necessary for the conduct of its businesses as presently conducted and as described in the Registration Statement, the Pricing Prospectus and the Prospectus and (ii) has no reason to believe that the conduct of its businesses does or will conflict with, and have not received any notice of any claim of conflict with, any such right of others. To the knowledge of the Company or the Manager, all material technical information developed by and belonging to the Company or any Subsidiary which has not been patented has been kept confidential. To the knowledge of the Company or the Manager, there is no infringement by third parties of any such

Intellectual Property; there is no pending or, to the knowledge of the Company or the Manager, threatened action, suit, proceeding or claim by others challenging the Company’s or any Subsidiary’s rights in or to any such Intellectual Property, and the Company is not aware of any facts which would form a reasonable basis for any such claim; and there is no pending or, to the knowledge of the Company or the Manager, threatened action, suit, proceeding or claim by others that the Company or any Subsidiary infringes or otherwise violates any patent, trademark, copyright, trade secret or other proprietary rights of others, and the Company is not aware of any other fact which would form a reasonable basis for any such claim.

(ff) Each of the Company and its Subsidiaries maintains insurance in such amounts and covering such risks as the Company, as applicable, reasonably considers adequate for the conduct of its business and the value of its properties and as is customary for companies engaged in similar businesses in similar industries, all of which insurance is in full force and effect, except where the failure to maintain such insurance could not reasonably be expected to have a Material Adverse Effect. There are no material claims by the Company or any Subsidiary under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause. The Company reasonably believes that it will be able to renew its existing insurance as and when such coverage expires or will be able to obtain replacement insurance adequate for the conduct of the business and the value of its properties at a cost that could not reasonably be expected to have a Material Adverse Effect.

(gg) Each of the Company and its Subsidiaries has accurately prepared and timely filed all federal, state, foreign and other tax returns that are required to be filed by it and has paid or made provision for the payment of all taxes, assessments, governmental or other similar charges, including without limitation, all sales and use taxes and all taxes which the Company or any Subsidiary is obligated to withhold from amounts owing to employees, creditors and third parties, with respect to the periods covered by such tax returns (whether or not such amounts are shown as due on any tax return). No deficiency assessment with respect to a proposed adjustment of the Company’s or any Subsidiary’s federal, state, local or foreign taxes is pending or, to the best of the knowledge of the Company or the Manager, threatened. The accruals and reserves on the books and records of the Company and the Subsidiaries in respect of tax liabilities for any taxable period not finally determined are adequate to meet any assessments and related liabilities for any such period and, since the date of the most recent audited financial statements, the Company and its Subsidiaries have not incurred any liability for taxes other than in the ordinary course of its business. There is no tax lien, whether imposed by any federal, state, foreign or other taxing authority, outstanding against the assets, properties or business of the Company or any Subsidiary.

(hh) Neither the Company nor any Subsidiary has any employees.

(ii) No “prohibited transaction” (as defined in either Section 406 of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”) or Section 4975 of the Code, and no “accumulated funding deficiency” (as defined in Section 302 of ERISA) or other event of the kind described in Section 4043(b) of ERISA (other than events with respect to which the 30-day notice requirement under Section 4043 of ERISA has been waived) has occurred with respect to any employee benefit plan maintained by the Company or any Subsidiary or to which the

Company or any Subsidiary has an obligation to contribute which could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; each employee benefit plan maintained by the Company or any Subsidiary or to which the Company or any Subsidiary has an obligation to contribute is in compliance in all material respects with applicable law, including (without limitation) ERISA and the Code; the Company has not incurred and does not expect to incur liability under Title IV of ERISA with respect to the termination of, or withdrawal from any “pension plan”; and each employee benefit plan maintained by the Company or any Subsidiary that is intended to be qualified under Section 401(a) of the Code is so qualified and nothing has occurred, whether by action or by failure to act, which could cause the loss of such qualification. Assuming the accuracy of the representations that investors made regarding their “benefit plan investor” and “controlling person” status and compliance with the insignificant benefit plan investor participation exception of Department of Labor Regulation section 2510.3-101(f), neither the assets of the Company or any Subsidiary constitutes or will constitute “plan assets” under ERISA.

(jj) None of the Company or any Subsidiary or, to the knowledge of the Company or the Manager, any of its employees or agents, has at any time during the last five years (i) made any unlawful contribution to any candidate for foreign office, or failed to disclose fully any such contribution in violation of law, or (ii) made any payment to any federal or state governmental officer or official, or other person charged with similar public or quasi-public duties, other than payments required or permitted by the laws of the United States of any jurisdiction thereof. The operations of the Company and each Subsidiary are and have been conducted at all times in compliance with applicable financial record-keeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any Subsidiary with respect to the Money Laundering Laws is pending or, to the knowledge of the Company or the Manager, threatened. None of the Company or any Subsidiary or, to the knowledge of the Company or the Manager, any director, officer, agent, employee or affiliate of the Company or any Subsidiary, is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(kk) Neither the Company nor any Subsidiary (i) is in violation of its certificate or articles of incorporation, by-laws, certificate of formation, limited liability company agreement, partnership agreement or other organizational documents, (ii) is in default under, and, to the knowledge of the Company or the Manager, no event has occurred which, with notice or lapse of time or both, would constitute a default under or result in the creation or imposition of any Lien upon any property or assets of the Company or any Subsidiary pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which it is a party or by which it is bound or to which any of its property or assets is subject, or (iii) is in violation of any statute, law, rule, regulation, ordinance, directive, judgment, decree or order of any judicial, regulatory or other legal or governmental agency or body, foreign or domestic, except (in the case clauses (ii) and (iii) above) for violations or defaults that could not (individually or in the aggregate) reasonably be expected to have a Material Adverse Effect.

(ll) The Company has complied with the requirements of Rule 433 under the Securities Act with respect to each Issuer Free Writing Prospectus, if any, including, without limitation, all prospectus delivery, filing, record retention and legending requirements applicable to any such Issuer Free Writing Prospectus. The Company has not (i) distributed any offering material in connection with the Offering other than the Pricing Prospectus, the Prospectus, and any Issuer Free Writing Prospectus set forth on Annex V hereto, and, in connection with the Directed Share Program, the enrollment materials prepared by Barclays Capital Inc. on behalf of the Company, or (ii) filed, referred to, approved, used or authorized the use of any “free writing prospectus” as defined in Rule 405 under the Securities Act with respect to the Offering or the Shares, except for any Issuer Free Writing Prospectus set forth in Annex V hereto and any electronic road show previously approved by the Representative.

(mm) Neither the Company nor any Subsidiary has commenced any legal proceedings, nor have any legal proceedings been threatened, to the knowledge of the Company or the Manager, against the Company or any Subsidiary for the winding up, liquidation or dissolution of the Company or any Subsidiary.

(nn) The Registration Statement, the Pricing Prospectus, the Prospectus and each Issuer Free Writing Prospectus comply, and any further amendments or supplements thereto will comply, with any applicable laws or regulations of any foreign jurisdiction in which the Pricing Prospectus, the Prospectus or any Issuer Free Writing Prospectus is distributed in connection with the Directed Share Program; and no approval, authorization, consent or order of or filing or registration with any court or governmental or regulatory commission, board, body, authority or agency, other than those heretofore obtained, is required in connection with the offering of the Directed Shares in any jurisdiction where the Directed Shares are being offered.

(oo) The Company has not offered, or caused the Underwriters or Barclays Capital Inc. to offer, any Shares to any person pursuant to the Directed Share Program with the intent to influence unlawfully a trade journalist or publication to write or publish favorable information about the Company or any of the Subsidiaries or any of their respective businesses.

(pp) With respect to the stock options (the “Stock Options”) granted pursuant to the stock-based compensation plans of the Company and the Subsidiaries (the “Company Stock Plans”), (i) each Stock Option designated by the Company or the relevant subsidiary of the Company at the time of grant as an “incentive stock option” under Section 422 of the Code so qualifies, (ii) each grant of a Stock Option was duly authorized no later than the date on which the grant of such Stock Option was by its terms to be effective (the “Grant Date”) by all necessary corporate action, including, as applicable, approval by the board of directors of the Company or the relevant Subsidiary (or a duly constituted and authorized committee thereof) and any required stockholder approval by the necessary number of votes or written consents, and the award agreement governing such grant (if any) was duly executed and delivered by each party thereto, (iii) each such grant was made in accordance with the terms of the Company Stock Plans and all other applicable laws and regulatory rules or requirements, (iv) the per share exercise price of each Stock Option was equal to or greater than the fair market value of a share of Common Stock as determined under Section 409A of the Code on the applicable Grant Date and (v) each such grant was properly accounted for in accordance with GAAP in the consolidated financial statements (including the related notes) of the Company. Neither the Company nor any of the Subsidiaries has knowingly granted, and there is no and has been no policy or practice of the Company or any of the Subsidiaries of granting, Stock Options prior to, or otherwise coordinating the grant of Stock Options with, the release or other public announcement of material information regarding the Company or the Subsidiaries or their results of operations or prospects.

Any certificate signed by or on behalf of the Company and delivered to the Representative or to counsel for the Underwriters shall be deemed to be a representation and warranty by the Company to each Underwriter as to the matters covered thereby.

2. Representations and Warranties Regarding the Manager. The Manager represents and warrants to, and agrees with, each of the Underwriters that:

(a) The Manager has been duly organized and validly exists as a limited liability company in good standing under the laws of Delaware. The Manager is duly qualified to do business and is in good standing as a foreign limited liability company in each jurisdiction in which the nature or conduct of its business makes such qualification necessary, except for those failures to be so qualified or in good standing which (individually and in the aggregate) could not reasonably be expected to have a Material Adverse Effect.

(b) The Manager has all requisite power and authority, and all necessary Consents to own, lease and operate its properties and conduct its business as it is now being conducted and as disclosed in the Registration Statement and the Pricing Prospectus, and each such Consent is valid and in full force and effect, except in each case as could not reasonably be expected to have a Material Adverse Effect. The Manager has not received written notice of any investigation or proceedings which, if decided adversely to the Manager could reasonably be expected to result in the revocation of, or imposition of a materially burdensome restriction on, any such Consent.

(c) This Agreement has been duly and validly authorized, executed and delivered by the Manager.

(d) The compliance by the Manager with this Agreement and the consummation of the transactions herein contemplated do not and will not (i) conflict with or result in a breach or violation of any of the terms and provisions of, or constitute a default (or an event which with notice or lapse of time, or both, would constitute a default) under, or result in the creation or imposition of any Lien upon any property or assets of the Manager pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement, instrument, franchise, license or permit to which the Manager is a party or by which the Manager or its properties, operations or assets may be bound, or (ii) violate or conflict with any provision of the certificate of formation or limited liability company agreement of the Manager, or (iii) violate or conflict with any statute, law, rule, regulation, ordinance, directive, judgment, decree or order of any judicial, regulatory or other legal or governmental agency or body, domestic or foreign, except in the case of clauses (i) and (iii) as could not reasonably be expected to have a Material Adverse Effect.

(e) Except as disclosed in the Registration Statement, the Pricing Prospectus and the Prospectus, there is no judicial, regulatory, arbitral or other legal or governmental proceeding or other litigation or arbitration, domestic or foreign, pending to which the Manager is a party or of which any property, operations or assets of the Manager is the subject which, individually or in the aggregate, if determined adversely to the Manager could reasonably be expected to have a Material Adverse Effect; to the Manager’s knowledge, no such proceeding, litigation or arbitration is threatened or contemplated; and the defense of all such proceedings, litigation and arbitration against or involving the Manager could not reasonably be expected to have a Material Adverse Effect.

(f) The Management Agreement (i) has been duly and validly authorized by the Manager, (ii) has been duly and validly executed and delivered by the Manager and constitutes a legal, valid and binding obligation of the Manager enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (iii) has not been conflicted with or has not been breached or violated.

(g) The Manager (i) owns or possesses the right to use all Intellectual Property currently used to conduct its businesses as presently conducted and as described in the Registration Statement, Pricing Prospectus and Prospectus and (ii) has no reason to believe that the conduct of its businesses does or will conflict with, and has not received any notice of any claim of conflict with, any such right of others. To the Manager’s knowledge, all material technical information developed by and belonging to the Manager which has not been patented has been kept confidential. To the Manager’s knowledge, there is no infringement by third parties of any such Intellectual Property; there is no pending or, to the Manager’s knowledge, threatened action, suit, proceeding or claim by others challenging the Manager’s rights in or to any such Intellectual Property, and the Manager is not aware of any facts which would form a reasonable basis for any such claim; and there is no pending or, to the Manager’s knowledge, threatened action, suit, proceeding or claim by others that the Manager infringes or otherwise violates any patent, trademark, copyright, trade secret or other proprietary rights of others, and the Manager is not aware of any other fact which would form a reasonable basis for any such claim.

(h) The Manager is not (i) in violation of its certificate of formation or limited liability company agreement, (ii) in default under, and to the Manager’s knowledge no event has occurred which, with notice or lapse of time or both, would constitute a default under or result in the creation or imposition of any Lien upon any property or assets of the Manager pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreements or instruments to which it is a party or by which it is bound or to which any of its property or assets is subject, or (iii) is in violation of any statute, law, rule, regulation, ordinance, directive, judgment, decree or order of any judicial, regulatory or other legal or governmental agency or body, foreign or domestic, except in the case of clauses (ii) and (iii) above for violations or defaults that could not (individually or in the aggregate) reasonably be expected to have a Material Adverse Effect.

(i) The Manager has not taken any action, nor have any other steps been taken or have any legal proceedings been commenced, nor to the knowledge of the Manager, threatened, against the Manager, for the winding up, liquidation or dissolution of the Manager.

(j) The Manager is not prohibited by any applicable law or regulation, including without limitation the 1940 Act and the rules and regulations thereunder, from acting under the Management Agreement, the Sub-Advisory Agreement, dated as of February 10, 2006, between Sharpridge Capital Management, L.P. and the Manager, and the Sub-Advisory Agreement, dated as of February 10, 2006, between Cypress CSI Advisors LLC and the Manager, as contemplated by the Registration Statement, the Pricing Prospectus and the Prospectus.

(k) Neither the Manager nor any of its affiliates (within the meaning of Rule 144 under the Securities Act) has taken, directly or indirectly, any action which constitutes or is designed to cause or result in, or which could reasonably be expected to constitute, cause or result in, the stabilization or manipulation of the price of any security to facilitate the sale or resale of the Shares.

Any certificate signed by or on behalf of the Manager and delivered to the Representative or to counsel for the Underwriters shall be deemed to be a representation and warranty by the Manager to each Underwriter as to the matters covered thereby.

3. Purchase, Sale and Delivery of the Shares.

(a) On the basis of the representations, warranties, covenants and agreements herein contained, but subject to the terms and conditions herein set forth, the Company agrees to sell to each Underwriter and each Underwriter, severally and not jointly, agrees to purchase from the Company, at a purchase price per share of $[            ], an aggregate of 8,500,000 Firm Shares together with any additional number of Shares which such Underwriter may become obligated to purchase pursuant to the provisions of Section 11 hereof.

(b) Payment of the purchase price for, and delivery of certificates representing, the Firm Shares shall be made at the office of Skadden, Arps, Slate, Meagher & Flom LLP, Four Times Square, New York, NY 10036 (“Underwriters’ Counsel”), or at such other place as shall be agreed upon by the Representative and the Company, at 10:00 A.M., New York City time, on June [—], 2009, or such other time and date as the Representative and the Company may agree upon in writing (such time and date of payment and delivery being herein called the “Closing Date”). Payment of the purchase price for the Firm Shares shall be made by wire transfer in same day funds to or as directed in writing by the Company upon delivery of certificates for the Firm Shares to the Representative through the facilities of The Depository Trust Company for the respective accounts of the several Underwriters. Certificates for the Firm Shares shall be registered in such name or names and shall be in such denominations as the Representative may request. The Company will permit the Representative to examine and package such certificates for delivery at least one full business day prior to the Closing Date.

(c) In addition, on the basis of the representations, warranties, covenants and agreements herein contained, but subject to the terms and conditions herein set forth, the Company hereby grants to the Underwriters, acting severally and not jointly, the option to purchase up to 1,275,000 Additional Shares at the same purchase price per share to be paid by the Underwriters to the Company for the Firm Shares as set forth in this Section 3 above. This option may be exercised at any time and from time to time, in whole or in part on one or two occasions, on or before the thirtieth day following the date of the Prospectus, by written notice from the Representative to the Company. Such notice shall set forth the aggregate number of Additional Shares as to which the option is being exercised and the date and time, as reasonably determined by the Representative, when the Additional Shares are to be delivered (any such date and time being herein sometimes referred to as the “Additional Closing Date”); provided, however, that no Additional Closing Date shall occur earlier than the Closing Date or earlier than the second full business day after the date on which the option shall have been exercised nor later than the eighth full business day after the date on which the option shall have been exercised. Upon any exercise of the option as to all or any portion of the Additional Shares, each Underwriter, acting severally and not jointly, agrees to purchase from the Company the number of Additional Shares that bears the same proportion of the total number of Additional Shares then being purchased as the number of Firm Shares set forth opposite the name of such Underwriter in Schedule I hereto (or such number increased as set forth in Section 11 hereof) bears to the total number of Firm Shares that the Underwriters have agreed to purchase hereunder, subject, however, to such adjustments to eliminate fractional shares as the Representative in its sole discretion shall make.

(d) Payment of the purchase price for the Additional Shares to be sold by the Company shall be made by wire transfer in same day funds to or as directed by the Company upon delivery of certificates for the Additional Shares to the Representative through the facilities of The Depository Trust Company for the respective accounts of the several Underwriters. Certificates for the Additional Shares shall be registered in such name or names and shall be in such denominations as the Representative may request at least two business days before the Additional Closing Date. The Company will permit the Representative to examine and package such certificates for delivery at least one full business day prior to the Additional Closing Date.

(e) The Company and the Manager agree that (i) the terms of this Agreement and the Offering (including the price of the Shares) were negotiated at arm’s length between sophisticated parties represented by counsel; (ii) no fiduciary, advisory or agency relationship between the Company and the Manager on the one hand and the Underwriters on the other hand has been created as a result of any of the transactions contemplated by this Agreement or the process leading to such transactions, irrespective of whether any Underwriter has advised or is advising any such party on other matters, (iii) the Underwriters’ obligations to the Company and the Manager in respect of the Offering are set forth in this Agreement in their entirety and (iv) each of the Company and the Manager has obtained such legal, tax, accounting and other advice as it deems appropriate with respect to this Agreement and the transactions contemplated hereby and any other activities undertaken in connection therewith, and it is not relying on the Underwriters with respect to any such matters. The Company and the Manager hereby waive and release, to the fullest extent permitted by law, any claims that the Company and the Manager may have against the Underwriters with respect to any breach or alleged breach of any fiduciary or similar duty to the Company or the Manager in connection with the transactions contemplated by this Agreement or any matters leading up to such transactions.

4. Offering. Upon authorization of the release of the Firm Shares by the Representative, the Underwriters propose to offer the Shares for sale to the public upon the terms and conditions set forth in the Prospectus.

5. Covenants of the Company and the Manager.

(a) In addition to the other covenants and agreements of the Company contained herein, the Company hereby covenants and agrees with each of the Underwriters that:

(i) The Company shall prepare the Prospectus in a form approved by you and file such Prospectus pursuant to, and within the time period specified in, Rule 424(b) and Rule 430A or 430C under the Securities Act; prior to the last date on which an Additional Closing Date, if any, may occur, the Company shall file no further amendment to the Registration Statement or amendment or supplement to the Prospectus to which you shall object in writing after being furnished in advance a copy thereof and given a reasonable opportunity to review and comment thereon; the Company shall notify you promptly (and, if requested by the Representative, confirm such notice in writing) (A) when the Registration Statement and any amendments thereto become effective, (B) of any request by the Commission for any amendment of or supplement to the Registration Statement or the Prospectus or for any additional information, (C) of the Company’s intention to file, or prepare any supplement or amendment to, the Registration Statement, the Pricing Prospectus or the Prospectus or any Issuer Free Writing Prospectus, (D) of the mailing or the delivery to the Commission for filing of any amendment of or supplement to the Registration Statement, Pricing Prospectus or the Prospectus, including but not limited to Rule 462(b) under the Securities Act, (E) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto, or suspending the use of the Pricing Prospectus, the Prospectus or any Issuer Free Writing Prospectus or, in each case, of the initiation or threatening of any proceedings therefore, (F) of the receipt of any comments from the Commission, and (G) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for that purpose. If the Commission shall propose or enter a stop order at any time, the Company will make every effort to prevent the issuance of any such stop order and, if issued, to obtain the lifting of such order as soon as possible.

(ii) If at any time when a prospectus relating to the Shares (or, in lieu thereof, the notice referred to in Rule 173(a) under the Securities Act) is required to be delivered under the Securities Act any event shall have occurred as a result of which the Pricing Disclosure Package (prior to the availability of the Prospectus) or the Prospectus as then amended or supplemented would, in the judgment of the Underwriters or the Company, include an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances existing at the time of delivery of such Pricing Disclosure Package or Prospectus (or, in lieu thereof, the notice referred to in Rule 173(a) under the Securities Act) to the purchaser, not misleading, or if to comply with the Securities Act or the Rules and Regulations it shall be necessary at any time to amend or supplement the Pricing Disclosure Package, the Prospectus or the Registration Statement, the Company will notify you promptly and prepare and file with the Commission an appropriate amendment or supplement (in form and substance reasonably satisfactory to the Representative) that will correct such statement or omission or effect such compliance, and will use its best efforts to have any amendment to the Registration Statement declared effective as soon as possible.

(iii) The Company will not, without the prior consent of the Representative, (A) make any offer relating to the Shares that would constitute a “free writing prospectus” as defined in Rule 405 under the Securities Act, except for any Issuer Free Writing Prospectus set forth in Annex V hereto and any electronic road show previously approved by the Representative, or (B) file, refer to, approve, use or authorize the use of any “free writing prospectus” as defined in Rule 405 under the Securities Act with respect to the Offering or the Shares. If at any time any event shall have occurred as a result of which any Issuer Free Writing Prospectus as then amended or supplemented would, in the judgment of the Underwriters or the Company, conflict with the information in the Registration Statement, the Pricing Prospectus or the Prospectus as then amended or supplemented or would, in the judgment of the Underwriters or the Company, include an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances existing at the time of delivery to the purchaser, not misleading, or if to comply with the Securities Act or the Rules and Regulations it shall be necessary at any time to amend or supplement any Issuer Free Writing Prospectus, the Company will notify the Representative promptly and, if requested by the Representative, prepare and furnish without charge to each Underwriter an appropriate amendment or supplement (in form and substance reasonably satisfactory to the Representative) that will correct such statement, omission or conflict or effect such compliance.

(iv) The Company has complied and will comply with the requirements of Rule 433 with respect to each Issuer Free Writing Prospectus including, without limitation, all prospectus delivery, filing, record retention and legending requirements applicable to each such Issuer Free Writing Prospectus; and the Company has caused there to be made available at least one version of a “bona fide electronic road show” (as defined in Rule 433 under the Securities Act) in a manner that causes the Company not to be required, pursuant to Rule 433(d) under the Securities Act, to file with the Commission any road show.

(v) The Company will promptly deliver to each of you and Underwriters’ Counsel a signed copy of the Registration Statement, as initially filed and all amendments thereto, including all consents and exhibits filed therewith, and will maintain in the Company’s files manually signed copies of such documents for at least five years after the date of filing. The Company will promptly deliver to each of the Underwriters such number of copies of the Pricing Prospectus, the Prospectus, the Registration Statement, any Issuer Free Writing Prospectus and all amendments of and supplements to such documents, if any, as you may reasonably request. Prior to 10:00 A.M., New York time, on the second business day after the date of this Agreement and from time to time thereafter, the Company will furnish the Underwriters with copies of the Prospectus in New York City in such quantities as you may reasonably request.

(vi) Promptly from time to time, the Company will use its commercially reasonable efforts, in cooperation with the Representative, to qualify the Shares for offering and sale under the securities laws relating to the offering or sale of the Shares of such jurisdictions, domestic or foreign, as the Representative may designate and to maintain such qualification in effect for so long as required for the distribution thereof; except that in no event shall the Company be obligated in connection therewith to qualify as a foreign corporation or to execute a general consent to service of process.

(vii) The Company will make generally available to its security holders as soon as practicable, but in any event not later than twelve months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Securities Act), an earnings statement of the Company and the Subsidiaries (which need not be audited) complying with Section 11(a) of the Securities Act and the Rules and Regulations (including, at the option of the Company, Rule 158).

(viii) During the period of 180 days from the date of the Prospectus (the “Lock-Up Period”), without the prior written consent of the Representative, the Company will not (A) directly or indirectly, issue, offer, sell, agree to issue, offer or sell, solicit offers to purchase, grant any call option, warrant or other right to purchase, purchase any put option or other right to sell, pledge, borrow or otherwise dispose of any Relevant Security, or publicly announce the intention to do any of the foregoing, (B) establish or increase any “put equivalent position” or liquidate or decrease any “call equivalent position” (in each case within the meaning of Section 16 of the Exchange Act and the Rules and Regulations) with respect to any Relevant Security, or (C) otherwise enter into any swap, derivative or other transaction or arrangement that transfers to another, in whole or in part, any economic consequence of ownership of a Relevant Security, whether or not such transaction is to be settled by delivery of Relevant Securities, other securities, cash or other consideration; provided, however, that the Company may (1) issue the Shares as contemplated by this Agreement; (2) issue Common Stock upon (a) the conversion or exchange of currently outstanding securities that are convertible or exchangeable for Common Stock, or (b) the exercise of currently outstanding options or warrants to purchase Common Stock; or (3) grant shares of Common Stock, or options to purchase Common Stock, pursuant to any equity incentive plans of the Company that are in effect on the date hereof, each as described in the Registration Statement, the Pricing Prospectus and the Prospectus (the “Existing Equity Incentive Plans”). During the Lock-Up Period, the Company will not file a registration statement under the Securities Act in connection with any transaction by the Company or any person that is prohibited pursuant to the foregoing, without the prior written consent of the Representative, except for (A) resale registration statements on Form S-11, and any amendments and supplements thereto (a “Resale Form S-11”), as required to comply with the Company’s obligations under its registration rights agreement dated as of May 22, 2008, and (B) registration statements on Form S-8 or Form S-11, but solely for the registration of shares of Common Stock that may issued pursuant to any of the Existing Equity Incentive Plans. The Company will cause (i) each of the persons and entities described in Section 8(h)(i) hereof to execute and deliver a lock-up agreement in the form of Annex IV-A hereto to the Underwriters by the Closing Date (as defined below) and (ii) each of the persons and entities described in Section 8(h)(ii) hereof to execute and deliver a lock-up agreement substantially in the form of Annex IV-B hereto to the Underwriters by the Closing Date.

Notwithstanding the foregoing, if (1) during the last 17 days of the Lock-Up Period the Company issues an earnings release or material news or a material event relating to the Company occurs; or (2) prior to the expiration of the Lock-Up Period the Company announces that it will release earnings results during the 16-day period beginning on the last day of the Lock-Up Period, the restrictions imposed by the immediately preceding paragraph shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event, as applicable, unless the Representative waives, in writing, such extension. The Company will provide the Representative, any co-managers, the Manager and each of the persons and entities described in Section 8(h) hereof with prior notice of any such announcement that gives rise to an extension of the Lock-Up Period.

(ix) During the period of five years from the date of this Agreement, the Company will furnish to the Representative at 745 Seventh Avenue, New York, New York 10019, Attention: 646-834-8133: (i) as soon as reasonably practicable after the end of each fiscal year, copies of the Annual Report of the Company containing the balance sheet of the Company as of the close of such fiscal year and statements of income, stockholders’ equity and cash flows for the year then ended and the opinion thereon of the Company’s independent public or certified public accountants; (ii) as soon as practicable after the filing thereof, copies of each proxy statement, Annual Report on Form 10-K, Quarterly Report on Form 10-Q, Current Report on Form 8-K or other report filed by the Company with the Commission, FINRA or any securities exchange; and (iii) as soon as available, copies of any report or communication of the Company mailed generally to holders of its capital stock.

(x) The Company will use its best efforts to list the Shares, subject to notice of issuance, on the NYSE and maintain the listing of the Shares on the NYSE.

(xi) The Company will apply the net proceeds from the sale of the Shares as set forth under the caption “Use of Proceeds” in the Registration Statement, the Pricing Prospectus and the Prospectus.

(xii) The Company has met the requirements to qualify for taxation as a REIT under the Code for its taxable years ended December 31, 2006, December 31, 2007 and December 31, 2008 and continues to meet the requirements to qualify for taxation as a REIT under the Code.

(xiii) If the Company elects to rely upon Rule 462(b) under the Securities Act, the Company shall file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462 by 10:00 p.m. (Eastern time), on the date of this Agreement, and the Company shall at the time of filing either pay to the Commission the filing fee for the Rule 462 Registration Statement or give irrevocable instructions for the payment of such fee pursuant to Rule 3a(c) under the Commission’s Informal and Other Procedures.

(xiv) The Company will not take, or will cause its affiliates (within the meaning of Rule 144 under the Securities Act) to take, directly or indirectly, any action which constitutes or is designed to cause or result in, or which could reasonably be expected to constitute, cause or result in, the stabilization or manipulation of the price of any security to facilitate the sale or resale of the Shares.

(xv) The Company has complied and will comply with all applicable securities and other applicable laws, rules and regulations in each foreign jurisdiction in which the Reserved Shares are offered.

(xvi) In connection with the Directed Share Program, to ensure that the Directed Shares will be restricted from sale, transfer, assignment, pledge or hypothecation to the same extent as sales and dispositions of Common Stock by the Company are restricted pursuant to Section 5(a)(viii), Barclays Capital Inc. will notify the Company as to which Directed Share Participants will need to be so restricted. At the request of Barclays Capital Inc., the Company will direct the transfer agent to place stop transfer restrictions upon such securities for such period of time as is consistent with Section 5(a)(viii). Should the Company release, or seek to release, from such restrictions any of the Directed Shares, the Company agrees to reimburse the Underwriters and Barclays Capital Inc. for any reasonable expenses (including, without limitation, legal expenses) they incur in connection with such release.

(xvii) The Company will comply with all applicable securities and other applicable laws, rules and regulations in each foreign jurisdiction in which the Directed Shares are offered in connection with the Directed Share Program.

(b) In addition to the other covenants and agreements of the Manager contained herein, the Manager, hereby covenant and agrees with each of the Underwriters that:

(i) The Manager will not take, or will cause its affiliates (within the meaning of Rule 144 under the Securities Act) to take, directly or indirectly, any action which constitutes or is designed to cause or result in, or which could reasonably be expected to constitute, cause or result in, the stabilization or manipulation of the price of any security to facilitate the sale or resale of the Shares.

(ii) The Manager will not, without the prior consent of the Representative, or cause the Company to, (A) make any offer relating to the Shares that would constitute a “free writing prospectus” as defined in Rule 405 under the Securities Act, except for any Issuer Free Writing Prospectus set forth in Annex V hereto and any electronic road show previously approved by the Representative, or (B) file, refer to, approve, use or authorize the use of any “free writing prospectus” as defined in Rule 405 under the Securities Act with respect to the Offering or the Shares. If at any time any event shall have occurred as a result of which any Issuer Free Writing Prospectus as then amended or supplemented would, in the judgment of the Underwriters or the Company, conflict with the information in the Registration Statement, the Pricing Prospectus or the Prospectus as then amended or supplemented or would, in the judgment of the Underwriters or the Company, include an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if to comply with the Securities Act or the Rules and Regulations it shall be necessary at any time to amend or supplement any Issuer Free Writing Prospectus, the Company will notify the Representative promptly and, if requested by the Representative, prepare and furnish without charge to each Underwriter an appropriate amendment or supplement (in form and substance reasonably satisfactory to the Representative) that will correct such statement, omission or conflict or effect such compliance.

6. Covenant of the Underwriters. Each Underwriter, severally and not jointly, covenants and agrees with the Company that such Underwriter will not use or refer to any “free writing prospectus” (as defined in Rule 405 under the Securities Act) without the prior written consent of the Company if such Underwriter’s use of or reference to such “free writing prospectus” would require the Company to file with the Commission any “issuer information” (as defined in Rule 433 under the Securities Act).

7. Payment of Expenses. Whether or not the transactions contemplated by this Agreement, the Registration Statement and the Prospectus are consummated or this Agreement is terminated, each of the Company and the Manager hereby agrees to pay all costs and expenses incident to the performance of its obligations hereunder, including the following: (i) all expenses in connection with the preparation, printing and filing of the Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus, the Prospectus and any and all amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (ii) the fees, disbursements and expenses of the Company’s counsel and accountants in connection with the registration of the Shares under the Securities Act and the Offering; (iii) the cost of producing this Agreement and any agreement among Underwriters, blue sky survey, closing documents and other instruments, agreements or documents (including any compilations thereof) in connection with the Offering; (iv) all expenses in connection with the qualification of the Shares for offering and sale under state or foreign securities or blue sky laws as provided in Section 5(a)(vi), including the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification or offering and in connection with any blue sky survey; (v) the filing fees incident to, and the reasonable fees and disbursements of counsel for the Underwriters in connection with, securing any required review by the FINRA of the terms of the Offering; (vi) all fees and expenses in connection with listing the Shares on the NYSE; (vii) all travel expenses of the Company’s and the Manager’s officers and employees and any other expense of the Company or the Manager incurred in connection with attending or hosting meetings with prospective purchasers of the Shares; provided, however, that the Underwriters agree to pay for 50% of the cost of any aircraft chartered in order to transport representatives of the Company and the Underwriters to meetings with prospective purchasers of the Shares; (viii) any stock transfer taxes or other taxes incurred in connection with this Agreement or the Offering; (ix) all costs and expenses of the Underwriters and Barclays Capital Inc. in connection with the Directed Share Program, including the reasonable fees and disbursements of counsel for the Underwriters and Barclays Capital Inc., the costs and expenses of preparation, printing and distribution of the Directed Share Program and any stamp duties, similar taxes or duties or other taxes incurred by the Underwriters or Barclays Capital Inc. that became due and payable as a result of the Directed Share Program; and (x) the preparation, printing and distribution of one or more versions of the Pricing Prospectus and the Prospectus for distribution in Canada, often in the form of a Canadian “wrapper” (including reasonable fees and expenses of Canadian counsel to the Underwriters). Each of the Company and the Manager also will pay or cause to be paid: (x) the cost of preparing stock certificates, if any, representing the Shares; (y) the cost and charges of any transfer agent or registrar for the Shares; and (z) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section 7. It is understood, however, that except as provided in Sections 9, 10 and 13 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel and stock transfer taxes on resale of any of the Shares by them.

8. Conditions of Underwriters’ Obligations. The several obligations of the Underwriters to purchase and pay for the Firm Shares and the Additional Shares, as provided herein, shall be subject to the accuracy of the representations and warranties of the Company and the Manager herein contained, as of the date hereof and as of the Closing Date (for purposes of this Section 8, “Closing Date” shall refer to the Closing Date for the Firm Shares and any Additional Closing Date, if different, for the Additional Shares), and to the performance by each of the Company and the Manager of all of its obligations hereunder, and to each of the following additional conditions:

(a) The Prospectus shall have been filed with the Commission in a timely fashion in accordance with Section 5(a) hereof; no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto, and no stop order suspending or preventing the use of any Preliminary Prospectus, any Issuer Free Writing Prospectus or the Prospectus, shall have been issued by the Commission and no proceedings therefore shall have been initiated or threatened by the Commission; all requests for additional information on the part of the Commission shall have been complied with to your reasonable satisfaction; if the Company has elected to rely on Rule 462(b) under the Securities Act, the Rule 462(b) Registration Statement shall have become effective by 10:00 p.m. (Washington, D.C. time) on the date of this Agreement; and all necessary regulatory or stock exchange approvals shall have been received.

(b) At the Closing Date you shall have received the written opinions of Hunton & Williams LLP, counsel for the Company, dated the Closing Date and addressed to the Underwriters, substantially in the form set forth in Annex I hereto.

(c) At the Closing Date, you shall have received the written opinion of Underwriters’ Counsel, dated the Closing Date and addressed to the Underwriters, in form and substance satisfactory to you, and the Company and the Manager shall have furnished to Underwriters’ Counsel such documents as they may reasonably request for the purpose of enabling them to pass upon such matters.

(d) At the Closing Date you shall have received a certificate of the Chief Executive Officer and Chief Financial Officer of the Company, dated the Closing Date, substantially in form set forth in Annex II hereto, as to the accuracy of the representations and warranties of the Company set forth in Section 1 hereof as of the Closing Date, as to the performance by the Company of all of its obligations hereunder to be performed at or prior to the Closing Date, as to the matters set forth in subsection (g) of this Section 8, and as to such other matters as you may reasonably request.

(e) At the Closing Date you shall have received a certificate of the Chief Executive Officer and Chief Financial Officer of the Manager, dated the Closing Date, substantially in form set forth in Annex III hereto, as to the accuracy of the representations and warranties of the Company set forth in Section 1 hereof as of the Closing Date, as of the Manager set forth in Section 2 hereof as of the Closing Date, as to the performance by the Manager of all of its obligations hereunder to be performed at or prior to the Closing Date, and as to such other matters as you may reasonably request.

(f) At the time this Agreement is executed and at the Closing Date, you shall have received a comfort letter, from Deloitte & Touche LLP, independent public accountants for the Company, dated, respectively, as of the date of this Agreement and as of the Closing Date, addressed to the Underwriters and in form and substance reasonably satisfactory to the Underwriters and Underwriters’ Counsel.

(g) (i) None of the Company, its Subsidiaries or the Manager shall have sustained, since the date of the Pricing Prospectus, any material loss or interference with its business or properties from fire, explosion, flood, hurricane, accident or other calamity, whether or not covered by insurance, or from any labor dispute or any legal or governmental proceeding, other than as set forth in the Pricing Prospectus (exclusive of any supplement thereto); and (ii) subsequent to the dates as of which information is given in the Registration Statement (exclusive of any amendment thereto subsequent to the date hereof) and the Pricing Prospectus (exclusive of any supplement thereto), there shall not have been (A) any change in the capital stock or long-term or short-term debt of the Company or any Subsidiary, or (B) any change or any development involving a prospective change, whether or not arising from transactions in the ordinary course of business, in the business, general affairs, management, condition (financial or otherwise), results of operations or stockholders’ equity of the Company and the Subsidiaries, in each case, individually or taken as a whole, the effect of which, in any such case described above, is, in the judgment of the Representative, so material and adverse as to make it impracticable or inadvisable to proceed with the Offering on the terms and in the manner contemplated in the Pricing Prospectus (exclusive of any such supplement).

(h) You shall have received a duly executed lock-up agreement (i) in the form of Annex IV-A hereto from each of the persons and entities listed in Schedule II-A hereto and (ii) substantially in the form of Annex IV-B hereto from each of the persons and entities listed in Schedule II-B hereto.

(i) At the Closing Date, the Shares shall have been approved for listing upon notice of issuance on the NYSE.

(j) At the Closing Date, the FINRA shall have confirmed that it has not raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements for the Offering.

(k) The Company and the Manager shall have furnished the Underwriters and Underwriters’ Counsel with such other certificates, opinions or other documents as they may have reasonably requested.

If any of the conditions specified in this Section 8 shall not have been fulfilled when and as required by this Agreement, all obligations of the Underwriters hereunder may be cancelled by the Representative at, or at any time prior to, the Closing Date and the obligations of the Underwriters to purchase the Additional Shares may be cancelled by the Representative at, or at any time prior to, the Additional Closing Date. Notice of such cancellation shall be given to the Company in writing or by telephone. Any such telephone notice shall be confirmed promptly thereafter in writing.

9. Indemnification.

(a) The Company shall indemnify and hold harmless each Underwriter, its directors, officers and employees, and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and each affiliate of any Underwriter within the meaning of Rule 405 under the Securities Act from and against any and all losses, liabilities, claims, damages and expenses whatsoever as incurred (including but not limited to attorneys’ fees and any and all expenses whatsoever incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation), joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Pricing Disclosure Package or the Prospectus, or in any supplement thereto or amendment thereof, or in any Issuer Free Writing Prospectus, or in any “issuer information” (as defined in Rule 433(h)(2) under the Securities Act) filed or required to be filed pursuant to Rule 433(d) under the Securities Act, any prospectus wrapper material distributed in Canada in connection with foreign sales or the reservation and sale of Directed Shares to the DSP Participants or in any “issuer information” (as defined in Rule 433(h)(2) under the Securities Act) filed or required to be filed pursuant to Rule 433(d) under the Securities Act, or any “road show” (as defined in Rule 433) not constituting an Issuer Free Writing Prospectus (a “Non-Prospectus Road Show”), or (ii) the omission or alleged omission to state (A) in the Registration Statement, a material fact required to be stated therein or necessary to make the statements therein not misleading, or (B) in the Pricing Disclosure Package or the Prospectus, or in any supplement thereto or amendment thereof, or in any Issuer Free Writing Prospectus, any prospectus wrapper material distributed in Canada in connection with foreign sales or the reservation and sale of Directed Shares to the DSP Participants or in any “issuer information” (as defined in Rule 433(h)(2) under the Securities Act) filed or required to be filed pursuant to Rule 433(d) under the Securities Act, or a Non-Prospectus Road Show, a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the Company will not be liable in any such case to the extent but only to the extent that any such loss, liability, claim, damage or expense arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through the Representative expressly for use therein. The parties agree that such information provided by or on behalf of any Underwriter through the Representative consists solely of the material referred to in Section 17 hereof. This indemnity agreement will be in addition to any liability which the Company may otherwise have, including but not limited to other liability under this Agreement.

(b) Each Underwriter, severally and not jointly, shall indemnify and hold harmless the Company and its affiliates and their respective directors, officers and employees, and each other person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, against any losses, liabilities, claims, damages and expenses whatsoever as incurred (including but not limited to attorneys’ fees and any and all expenses whatsoever incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation), joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration

Statement, as originally filed or any amendment thereof, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) any untrue statement or alleged untrue statement of a material fact included in any Preliminary Prospectus, the Pricing Disclosure Package or the Prospectus, or in any amendment thereof or supplement thereto, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that any such loss, liability, claim, damage or expense arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter through the Representative specifically for use therein. The parties agree that such information provided by or on behalf of any Underwriter through the Representative consists solely of the material referred to in Section 17 hereof. This indemnity agreement will be in addition to any liability which the Underwriters may otherwise have, including but not limited to other liability under this Agreement.

(c) The Company shall indemnify and hold harmless Barclays Capital Inc. (including its directors, officers and employees) and each person, if any, who controls Barclays Capital Inc. within the meaning of Section 15 of the Securities Act (“Barclays Capital Entities”), from and against any loss, claim, damage or liability or any action in respect thereof to which any of Barclays Capital Entities may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action (i) arises out of, or is based upon, any untrue statement or alleged untrue statement of a material fact contained in any material prepared by or with the approval of the Company for distribution to DSP Participants in connection with the Directed Share Program or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) arises out of, or is based upon, the failure of the DSP Participant to pay for and accept delivery of Directed Shares that the DSP Participant agreed to purchase or (iii) is otherwise related to the Directed Share Program; provided that the Company shall not be liable under this clause (iii) for any loss, claim, damage, liability or action that is determined in a final judgment by a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of Barclays Capital Entities. The Company shall reimburse Barclays Capital Entities promptly upon demand for any legal or other expenses reasonably incurred by them in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action under this Section 9(c) as such expenses are incurred.

(d) Promptly after receipt by an indemnified party under this Section 9 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 9, notify the indemnifying party in writing of the commencement thereof; but the failure to so notify the indemnifying party (i) will not relieve it from liability under paragraph (a), (b) or (c) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a), (b) or (c) above. In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in, and, to the extent that it shall elect, jointly with all other indemnifying parties similarly notified, by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that a conflict may arise between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified parties that are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of such indemnifying party’s election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 9 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel (other than local counsel), reasonably approved by the indemnifying party (or by the Representative in the case of Section 10), representing the indemnified parties who are parties to such action) or (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action, in each of which cases the fees and expenses of counsel shall be at the expense of the indemnifying party.

(e) The indemnifying party under this Section 9 shall not be liable for any settlement of any proceeding effected without its written consent, which consent shall not be withheld unreasonably, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party against any loss, claim, damage, liability or expense by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by Section 9(d) hereof, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity was or could have been sought hereunder by such indemnified party, unless such settlement, compromise or consent (i) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

10. Contribution. If the indemnification provided for in Section 9 is for any reason unavailable to or otherwise insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount paid or payable by such indemnified party, as incurred, as a result of any losses, claims, damages, liabilities or expenses referred to therein (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, from the offering of the Shares pursuant to this Agreement or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and the Underwriters, on the other hand, in connection with the statements or omissions or inaccuracies in the representations and warranties herein which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, in connection with the offering of the Shares pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Shares pursuant to this Agreement (before deducting expenses) received by the Company, and the total underwriting discount received by the Underwriters, in each case as set forth on the front cover page of the Prospectus bear to the aggregate initial public offering price of the Shares as set forth on such cover. The relative fault of the Company, on the one hand, and the Underwriters, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact or any such inaccurate or alleged inaccurate representation or warranty relates to information supplied by the Company, on the one hand, or the Underwriters, on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 9(d), any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim. The provisions set forth in Section 9(d) with respect to notice of commencement of any action shall apply if a claim for contribution is to be made under this Section 10; provided, however, that no additional notice shall be required with respect to any action for which notice has been given under Section 9(d) for purposes of indemnification.

The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 10 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 10.

Notwithstanding the provisions of this Section 10, no Underwriter shall be required to contribute any amount in excess of the underwriting commissions received by such Underwriter in connection with the Shares underwritten by it and distributed to the public. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to this Section 10 are several, and not joint, in proportion to their respective underwriting commitments as set forth opposite their names in Schedule A. For purposes of this Section 10, each director, officer, employee and agent of an Underwriter and each person, if any, who controls an Underwriter within the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement and each person, if any, who controls the Company within the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as the Company.

11.	Underwriter Default.

(a) If any Underwriter or Underwriters shall default in its or their obligation to purchase Firm Shares or Additional Shares hereunder, and if the Firm Shares or Additional Shares with respect to which such default relates (the “Default Shares”) do not (after giving effect to arrangements, if any, made by the Representative pursuant to subsection (b) below) exceed in the aggregate 10% of the number of Firm Shares or Additional Shares, each non-defaulting Underwriter, acting severally and not jointly, agrees to purchase from the Company that number of Default Shares that bears the same proportion of the total number of Default Shares then being purchased as the number of Firm Shares set forth opposite the name of such Underwriter in Schedule I hereto bears to the aggregate number of Firm Shares set forth opposite the names of the non-defaulting Underwriters, subject, however, to such adjustments to eliminate fractional shares as the Representative in its sole discretion shall make.

(b) In the event that the aggregate number of Default Shares exceeds 10% of the number of Firm Shares or Additional Shares, as the case may be, the Representative may in its discretion arrange for itself or for another party or parties (including any non-defaulting Underwriter or Underwriters who so agree) to purchase the Default Shares on the terms contained herein. In the event that within five calendar days after such a default the Representative does not arrange for the purchase of the Default Shares as provided in this Section 11, this Agreement or, in the case of a default with respect to the Additional Shares, the obligations of the Underwriters to purchase and of the Company to sell the Additional Shares shall thereupon terminate, without liability on the part of the Company or the Manager with respect thereto (except in each case as provided in Sections 7, 9, 10, 12, and 13) or the Underwriters, but nothing in this Agreement shall relieve a defaulting Underwriter or Underwriters of its or their liability, if any, to the other Underwriters and the Company or the Manager for damages occasioned by its or their default hereunder.

(c) In the event that any Default Shares are to be purchased by the non-defaulting Underwriters, or are to be purchased by another party or parties as aforesaid, the Representative or the Company shall have the right to postpone the Closing Date or Additional Closing Date, as the case may be for a period, not exceeding five business days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus or in any other documents and arrangements, and the Company agrees to file promptly any amendment or supplement to the Registration Statement or the Prospectus which, in the opinion of Underwriters’ counsel, may thereby be made necessary or advisable. The term “Underwriter” as used in this Agreement shall include any party substituted under this Section 11 with like effect as if it had originally been a party to this Agreement with respect to such Firm Shares and Additional Shares.

12. Survival of Representations and Agreements. All representations and warranties, covenants and agreements of the Underwriters, the Company and the Manager contained in this Agreement or in certificates of officers of the Company or any Subsidiary or the Manager submitted pursuant hereto, including the agreements contained in Section 5 and 6, the indemnity agreements contained in Section 9 and the contribution agreements contained in Section 10, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any Underwriter or any controlling person thereof or by or on behalf of the Company or the Manager, any of their officers and directors or any controlling person thereof, and shall survive delivery of and payment for the Shares to and by the Underwriters. The representations contained in Sections 1 and 2, and the agreements contained in Sections 7, 9, 10 and 13 through 16 hereof shall survive any termination of this Agreement, including termination pursuant to Section 11 or 13 hereof.

13.	Effective Date of Agreement; Termination.

(a) This Agreement shall become effective when the parties hereto have executed and delivered this Agreement.

(b) The Representative shall have the right to terminate this Agreement at any time prior to the Closing Date or to terminate the obligations of the Underwriters to purchase the Additional Shares at any time prior to the Additional Closing Date, as the case may be, if, at or after the Applicable Time, (i) any domestic or international event or act or occurrence has materially disrupted, or in the opinion of the Representative will in the immediate future materially disrupt, the market for the Company’s securities or securities in general; or (ii) a suspension or material limitation in trading in securities generally on the NYSE or Nasdaq shall have occurred; or (iii) a suspension or material limitation in trading in the Company’s securities on the NYSE shall have occurred; or (iv) a banking moratorium has been declared by New York or federal authorities or any material disruption in commercial banking or securities settlement or clearance services shall have occurred; or (v) (A) there shall have occurred any outbreak or escalation of hostilities or acts of terrorism involving the United States or there is a declaration of a national emergency or war by the United States or (B) there shall have been any other calamity or crisis or any change in political, financial or economic conditions if the effect of any such event in (A) or (B), in the judgment of the Representative, makes it impracticable or inadvisable to proceed with the offering, sale and delivery of the Firm Shares or the Additional Shares, as the case may be, on the terms and in the manner contemplated by the Prospectus.

(c) Any notice of termination pursuant to this Section 13 shall be in writing.

(d) If this Agreement shall be terminated pursuant to any of the provisions hereof (other than pursuant to Section 11(b) hereof or the Underwriters’ failure to perform their obligations hereunder), or if the sale of the Shares provided for herein is not consummated because any condition to the obligations of the Underwriters set forth herein is not satisfied or because of any refusal, inability or failure on the part of the Company or the Manager to perform any agreement herein or comply with any provision hereof, the Company or the Manager, as the case may be, will, subject to demand by the Representative, reimburse the Underwriters for all out-of-pocket expenses (including the reasonable fees and expenses of their counsel), incurred by the Underwriters in connection herewith.

14. Notices. All communications hereunder, except as may be otherwise specifically provided herein, shall be in writing, and:

(a) if sent to any Underwriter, shall be mailed, delivered, or faxed and confirmed in writing, to such Underwriter c/o Barclays Capital Inc., 745 Seventh Avenue, New York, New York 10019 (facsimile: 646-758-5910), Attention: Director of Litigation, Office of the General Counsel; with a copy to Barclays Capital Inc., 745 Seventh Avenue, New York, New York 10019 (facsimile: 646-834-8133), Attention: Syndicate Department; and a copy to Underwriters’ counsel at Skadden, Arps, Slate, Meagher & Flom LLP, Four Times Square, New York, New York, 10036, Attention: David J. Goldschmidt;

(b) if sent to the Company or the Manager, shall be mailed, delivered, or faxed and confirmed in writing to the Company and its counsel at the addresses set forth in the Registration Statement, Attention: Kevin E. Grant, Chief Executive Officer with a copy to the Company’s counsel at Hunton & Williams LLP, Riverfront Plaza, East Tower, 951 East Byrd Street, Richmond, Virginia 23219, Attention: S. Gregory Cope;

provided, however, that any notice to an Underwriter pursuant to Section 9 shall be delivered or sent by mail or facsimile transmission to such Underwriter at its address set forth in its acceptance facsimile to the Representative, which address will be supplied to any other party hereto by the Representative upon request. Any such notices and other communications shall take effect at the time of receipt thereof.

15. Parties. This Agreement shall inure solely to the benefit of, and shall be binding upon, the Underwriters, the Company and the Manager and the controlling persons, directors, officers, employees and agents referred to in Sections 9 and 10 hereof, and their respective successors and assigns, and no other person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the parties hereto and said controlling persons and their respective successors, officers, directors, heirs and legal representatives, and it is not for the benefit of any other person, firm or corporation. The term “successors and assigns” shall not include a purchaser, in its capacity as such, of Shares from any of the Underwriters.

16. Research Analyst Independence. The Company acknowledges that the Underwriters’ research analysts and research departments are required to be independent from their respective investment banking divisions and are subject to certain regulations and internal policies, and that such Underwriters’ research analysts may hold views and make statements or investment recommendations and/or publish research reports with respect to the Company and/or the offering that differ from the views of their respective investment banking divisions. The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against the Underwriters with respect to any conflict of interest that may arise from the fact that the views expressed by their independent research analysts and research departments may be different from or inconsistent with the views or advice communicated to the Company by such Underwriters’ investment banking divisions. The Company acknowledges that each of the Underwriters is a full service securities firm and as such from time to time, subject to applicable securities laws, may effect transactions for its own account or the account of its customers and hold long or short positions in debt or equity securities of the companies that may be the subject of the transactions contemplated by this Agreement.

17. Governing Law and Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the State of New York. Each of the Company and the Manager irrevocably (a) submits to the jurisdiction of any court of the State of New York or the United States District Court for the Southern District of the State of New York for the purpose of any suit, action, or other proceeding arising out of this Agreement, or any of the agreements or transactions contemplated by this Agreement, the Registration Statement and the Prospectus (each, a “Proceeding”), (b) agrees that all claims in respect of any Proceeding may be heard and determined in any such court, (c) waives, to the fullest extent permitted by law, any immunity from jurisdiction of any such court or from any legal process therein, (d) agrees not to commence any Proceeding other than in such courts, and (e) waives, to the fullest extent permitted by law, any claim that such Proceeding is brought in an inconvenient forum.

18. The parties acknowledge and agree that, for purposes of Sections 1(b), 1(d), 1(e) and 9 hereof, the information provided by or on behalf of any Underwriter to the Company for use in the Registration Statement, any Issuer Free Writing Prospectus, any Preliminary Prospectus or the Prospectus (or any amendment or supplement thereto) consists solely of the following material included under the caption “Underwriting” in such documents: (i) in the table in the first paragraph, (ii) in the third paragraph, (iii) in the first, third, fourth, fifth and sixth paragraphs under the subcaption “Stabilization,” (iv) the information under the subcaption “Discretionary Accounts” and (v) the information under the subcaption “Selling Restrictions,” which, for the avoidance of doubt, shall not be deemed to include the information under the subcaptions “European Economic Area” or “Australia.”

19. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument. Delivery of a signed counterpart of this Agreement by facsimile transmission shall constitute valid and sufficient delivery thereof.

20. Headings. The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

21. Time is of the Essence. Time shall be of the essence of this Agreement. As used herein, the term “business day” shall mean any day when the Commission’s office in Washington, D.C. is open for business.

[signature page follows]

If the foregoing correctly sets forth your understanding, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement among us.

Very truly yours,

CYPRESS SHARPRIDGE INVESTMENTS, INC.

By:
Name:
Title:

CYPRESS SHARPRIDGE ADVISORS LLC, in its capacity as Manager

By:
Name:
Title:

Accepted as of the date first above written

For itself and as Representative

of the several Underwriters named

in Schedule I hereto

BARCLAYS CAPITAL INC.

By:
Name:
Title:

SCHEDULE I

Underwriter	Total Number of Firm Shares to be Purchased	Number of Additional Shares to be Purchased if Option is Fully Exercised
Barclays Capital Inc.
JMP Securities LLC
Stifel, Nicolaus & Company, Incorporated
Oppenheimer & Co. Inc.

Total	8,500,000	1,275,000